First Quarter 2020 Todd Brice Chief Executive Officer Dave Antolik President Mark Kochvar Chief Financial Officer MEMBERMEMBER FDIC FDIC

Forward Looking Statements and Risk Factors This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for loan losses; cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; changes in accounting policies, practices, or guidance, for example, our adoption of CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the corona virus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this presentation contains or references certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non- GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. MEMBER FDIC 2

Corporate Profile • Headquartered in Indiana, PA • $9.0 billion in assets (as of 03.31.20) • $1.1 billion market cap (as of 03.31.20) • Locations in 5 markets • Stock symbol: STBA MEMBER FDIC 3

STBA Investment Thesis STBA Investment Thesis The Right Size • Above peer performance • Big enough to: • Demonstrated expense • Provide full complement of discipline and efficiency products and services • Organic growth • Access technology • Strategic and effective mergers • Access capital markets and expansion • Attract talent • Exposure to five regional • Expand - mergers and markets acquisitions/de novo • Small enough to: • Stay close to our customers • Understand our markets • Be responsive MEMBER FDIC 4

Strategic Goals • Remain a high performing, independent, regional community bank • Follow a disciplined approach focused on organic growth • Continue to enhance our market-based growth platform focused on the unique opportunities in our 5 distinct markets • Continue to improve the effectiveness and efficiency of our lines of business • Build on the S&T brand strength, drive demand, and enhance our digital capabilities • Pursue and integrate M&A opportunities that align with our strategic objectives MEMBER FDIC 5

COVID-19 We are committed to helping our employees, customers, and communities during these unprecedented and challenging times: Employees Consumers Businesses Communities • Working from home • Needs-based loan • Needs-based loan • $75,000 donation to • Rotating schedules payment deferrals payment deferrals local food banks • Split ops staff between multiple facilities • Extended solution • SBA PPP lending • $10,000 donation to center hours • Bonus pay for those • Extended solution local hospital working in offices • Encouraged use of center hours • Paid child care for online/mobile school closures solutions • Encouraged use of • Drive-up only online/mobile • Rigorous sanitation solutions • Suspended all travel • Financial wellness MEMBER FDIC 6

Performance Return on Average Assets Return on Average Equity 1.8% 1.6% 1.50% 1.45%(3) 15.0% 1.4% (2) 1.22 Peer(1) 11.60% (3) 12.5% (2) 10.92% (1) 1.2% 1.08% 9.90% Peer 8.67% 1.0% 10.0% 0.8% (5) 1.03% 1.32% 0.70% 7.5% 5.13%(5) 0.6% 9.98% 5.0% 8.37% 0.4% 0.61% 4.47% 0.2% 2.5% 0.0% 0.0% (6) (6) 2016 2017 2018 2019 1Q 2020 2016 2017 2018 2019 1Q 2020 Return on Average Tangible Equity(4) 20.0% 17.14% 15.76%(3) 15.08%(2) 13.71% 15.0% Peer(1) 10.0% 7.79%(5) 14.41% 12.77% 5.0% 6.82% 0.0% (6) 2016 2017 2018 2019 1Q 2020 (1) BHCPR Peer Group 2: Bank Holding Companies with $3-10 billion of assets through 4Q19. (2)This is a non-GAAP number that adjusts for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017. Refer to appendix for reconciliation of non- GAAP financial measures. (3) This is a non-GAAP number that adjust for $11.4 million of merger related expenses in 2019. Refer to appendix for reconciliation of these non-GAAP financial measures. (4)Refer to appendix for reconciliation of non-GAAP financial measures. MEMBER FDIC 7 (5) This is a non-GAAP number that adjusts for $2.3 million of merger related expenses in 1Q 2020. Refer to appendix for reconciliation of these non-GAAP financial measures (6) Annualized

Expenses Noninterest Expense / Average Assets Efficiency Ratio(3) 3.0% 70% Peer(1) 2.5% 2.17% 2.10% 2.06% 2.09%(2) (4) 2.02% Peer(1) 2.0% 60% 54.06% (4) (2) 52.89% 1.5% 51.77% 50.60% 51.39% 1.0% 50% 0.5% 0.0% 40% (5) 2016 2017 2018 2019 1Q 2020 2016 2017 2018 2019 1Q 2020 (1) BHCPR Peer Group 2: Bank Holding Companies with $3-10 billion of assets through 4Q19. (2) This is a non-GAAP number that adjust for $11.4 million of merger related expenses in 2019. Refer to appendix for reconciliation of these non-GAAP financial measures. (3)Refer to appendix for reconciliation of non-GAAP financial measures. (4) this is a non-GAAP number that adjusts for $2.3 million of merger related expenses in 1Q 2020. Refer to appendix for reconciliation of these non-GAAP financial measures. (5) Annualized MEMBER FDIC 8

Mergers and Expansion Upstate NY Northeast OH Central OH Eastern PA Eastern PA LPO opens in Rochester, NY LPO opens in Independence, OH Branch opens in Hillard, OH LPO Opens in Gr. Berks, PA Acquired DNB Financial Corp. March 24, 2015 August 13, 2018 March 4, 2019 (LPO 2014) November 4, 2019 November 30, 2019 Northeast OH Western PA Northeast OH Upstate NY Branch opens in Akron, OH LPO Opens in Pittsburgh, PA Branch Opens in Cuyahoga Falls, OH LPO Opens in Buffalo, NY Total Assets December 21, 2015 (LPO 2012) October 31, 2016 April 22, 2019 May 29, 2019 $9,005 $9,000 $8,765 1,138 $8,500 $8,000 $7,500 7,627 $7,252 ) $7,060 s n $6,943 o $7,000 i l l i m ( $ $6,500 n i $6,000 $5,500 $5,000 $4,500 2016 2017 2018 2019 1Q 2020 S&TBank DNB First MEMBER FDIC 9

Eastern PA Expansion DNB Financial Timeline • June 5, 2019 - S&T & DNB announced merger • November 30, 2019 - Merger is finalized • February 10, 2020 - All systems are converted and DNB starts operating under the name S&T Bank • DNB adds ◦ 14 Branches ◦ $900 million in Loans ◦ $991 million in Deposits LPO (2019) S&T Bank (Integrity 2015) S&T Bank (DNB Financial 2019) MEMBER FDIC 10

Markets S&T Operates in 5 Regional Markets Totals as of 03.31.20 Portfolio Loans - $7,247 Deposits - $7,058 Western PA Western PA Upstate NY 6% $414 51% $3,659 64% 8% Other 7% $4,510 Central OH $609 $469 Upstate NY 0% $18 7% Central OH 1% $79 Northeast OH 2% $117 $522 Northeast OH Eastern PA 26% 28% $1,865 $2,043 Eastern PA Dollars in millions MEMBER FDIC 11

Deposits Deposit Mix as of 03.31.20 Amount % of Total Money Market $1,968 27% DDA 1,703 24% CD's 1,588 23% Int Bear DDA 963 14% Savings 836 12% Total Deposits $7,058 100% Amount % of Total Personal $4,172 59% Business 2,542 36% Brokered 344 5% Total $7,058 100% MEMBER FDIC 12 Dollars in millions

Loan Mix Data as of March 31, 2020 $ in millions MEMBER FDIC 13

Commercial Loan Modifications

S&T Bancorp Inc.

In response to COVID-19, we are offering commercial loan customers needs-based payment deferrals and modifications to interest only periods:

Loan Type	Total Balance	Modified Balance	% of Bal Modified
Other	$511	$105	20%
Multi-Family	433	57	13%
Offices	429	97	23%
Health Care	389	23	6%
Flex/Mixed Use	335	102	31%
Manufacturing	254	13	5%
Hotels	236	218	92%
Strip Malls	209	91	44%
Retail Space	187	63	34%
Storage	150	16	11%
Dealerships	111	25	23%
Convenience Stores	83	1	1%
Restaurants	59	32	55%
Student Rentals	57	20	35%
Total CRE	**$3,443**	**$863**	**25%**
Resi Secured	**$409**	**$47**	**11%**
Construction	**$397**	**$35**	**9%**
Total Real Estate	**$4,249**	**$944**	**22%**

Loan Type	Total Balance	Modified Balance	% of Bal Modified
Manufacturing	$340	$17	5%
Services	258	20	8%
Construction	150	11	7%
Real Estate Rent/	130	16	12%
Floorplans	129	126	98%
Health Care	124	13	11%
Other	116	35	30%
Transportation	115	30	26%
Public Admin	109	2	2%
Wholesale Trade	105	8	8%
Retail Trade	96	21	22%
Education	58	12	22%
Utilities	51	—	0%
Total C&I	**$1,781**	**$313**	**18%**
Total	**$6,030**	**$1,258**	**21%**

*Reported as Consumer Loans
Balances as of March 31, 2020; modification requests as of April 26, 2020.
$ in millions

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Hotels The COVID-19 pandemic is negatively impacting the hotel industry. Our hotel portfolio is comprised of 79 loans and totals $254 million: • 92% of the hotel portfolio is pass-rated. • 84% of the portfolio is with a Marriott, Geography: Hilton, Holiday Inn, or Hyatt chain. State Balance • 90% of the hotel portfolio (58 loans) Pennsylvania $158 have requested modifications. Ohio 60 New York 22 Virginia 8 Total Modified % of Bal West Virginia 5 Loan Type Balance Balance Modified Total $254 CRE $236 $218 92% Construction 18 10 56% Total Hotel Portfolio $254 $228 90% Balances as of March 31, 2020; modification requests as of April 26, 2020. $ in millions MEMBER FDIC 15

Consumer Loan Modifications In response to COVID-19, we are offering mortgage and consumer loan payment deferrals with no negative credit bureau reporting and have paused foreclosures/ repossessions: Total Modified % of Bal Total Avg Mod Avg Loan Type Balance Balance Modified FICO FICO General Program Details • 90-day principal and interest payment deferral Mortgages $593 $30 5% 742 711 • interest does not accrue during the deferral period • maturity is extended 3 months Home equity • 90-day principal and interest payment deferral installment loans 171 10 6% 740 712 • interest does not accrue during the deferral period • maturity is extended 3 months Home equity • 90-day principal deferral lines of credit 373 18 5% 752 741 Consumer • 90-day principal and interest payment deferral installment loans 51 2 5% 743 706 • interest does not accrue during the deferral period • maturity is extended 3 months Unsecured • Not eligible for payment deferrals lines of credit 29 — 0% 749 n/a Total $1,217 $60 5% 745 725 Balances as of March 31, 2020; approved modifications requests as of April 27, 2020. $ in millions MEMBER FDIC 16

SBA PPP We dedicated substantial resources to the SBA PPP and approved over $547 million: Total Number of Average Loan Size Balance Loans Balance Total $547,974 2,959 $185 Data as of May 5, 2020. $ in thousands MEMBER FDIC 17

Line Utilization We have experienced limited increases in line usage since February 2020: Data as of April 24, 2020 $ in millions MEMBER FDIC 18

Asset Quality Nonperforming Loans / Total Loans Net Charge Offs / Average Loans 1.25% 0.70% 0.63% 1.02% 0.60% 1.00% 0.76% 0.77% 0.76% 0.50% 0.75% Peer(1) 0.40% 0.30% 0.25% 0.50% 0.42% 0.22% 0.18% 0.18% 0.20% Peer(1) 0.25% 0.10% 0.00% 0.00% (2) 2016 2017 2018 2019 1Q 2020 2016 2017 2018 2019 1Q 2020 (1) BHCPR Peer Group 2: Bank Holding Companies with $3-10 billion of assets through 4Q19. (2) Annualized MEMBER FDIC 19

Allowance for Credit Losses (ACL) Our allowance for credit losses increased $34.7 million, or 47 bps, since last quarter, due to the adoption of CECL and the uncertainty of the COVID-19 pandemic: Does not include unfunded commitment reserve. $ in millions MEMBER FDIC 20

Low Interest Rate Environment We are asset sensitive and expect NIM compression in a low rate environment: Loans and Securities LIBOR Fixed Floating Rate Rate We benefit from LIBOR's delayed decrease, as we have more LIBOR-based assets than LIBOR-based LIBOR-based assets $2,671 LIBOR-based liabilities 357 ARM / LIBOR Gap $2,314 Future Reset Deposits and Borrowings Funding Repricing Opportunities Fixed Floating We expect favorable repricing on the following funding throughout the next twelve months: Rate Rate/Short Wholesale Liabilities Funding type Balance Rate Non- CD maturities $1,315 1.75% Interest Non-Maturity Intro MMIA rate expirations 187 2.34% Bearing Variable Long-term wholesale funding 70 2.43% DDA Total $1,572 1.85% Deposits Data as of March 31, 2020 $ in millions MEMBER FDIC 21

Capital We are well-capitalized and have sufficient excess capital: Ratio Well Cap Excess % Capital $ Excess $ Leverage Ratio 10.03% 5.00% 5.03% $844 $423 Common Equity Tier 1 Ratio 10.93% 6.50% 4.43% 815 330 Tier 1 Capital Ratio 11.32% 8.00% 3.32% 844 247 Total Capital Ratio 12.73% 10.00% 2.73% 949 203 TCE / TA 9.21% 794 Key points: • We are taking a prudent approach to capital management, given economic uncertainty. • Our internally-run capital stress test results demonstrate that we have adequate capital cushions. • We intend to utilize the five-year CECL transition for regulatory capital purposes. Data as of March 31, 2020 MEMBER FDIC 22 $ in millions

Liquidity We have access to over $3.5 billion of liquidity from multiple sources: Liquidity Source Availability FHLB $2,455 Federal Reserve 610 Unpledged securities 498 Fed Funds Lines 130 Total $3,693 We have established access to the Federal Reserve’s PPP Lending Facility. Loans and deposits have grown since quarter end: Loans: Increased $482 million, or 6.7% Due to funding PPP loans. Loan volume remains soft, prepayments have slowed. Deposits: Increased $622 million, or 8.8%. Due to funding PPP loans and over $65 million of economic impact payments. Limited outflows due to recent rate reductions. Data as of April 24, 2020 $ in millions MEMBER FDIC 23

Senior Management Name Title Years in Banking Years with S&T Todd D. Brice CEO 34 34 David G. Antolik President 31 29 Mark Kochvar Chief Financial Officer 33 27 Ernest J. Draganza Chief Risk Officer 32 27 David P. Ruddock Chief Operating Officer 34 34 Rebecca A. Stapleton Chief Banking Officer 31 31 MEMBER FDIC 24

Valuation Stock Performance Total Annualized Shareholder Return Includes reinvested dividends (Data as of 03.31.20) 1 YR 3 YR 5 YR 10 YR STBA (28.70)% (5.23)% 1.82% 5.57% S&P 600 Bank (25.81)% (8.72)% 2.23% 7.06% NASDAQ Bank (28.61)% (11.16)% 0.35% 4.97% S&P 500 (6.93)% 5.09% 6.71% 10.51% Source: Bloomberg Institutional Ownership 61.78% Insider Ownership 2.00% Source: NASDAQ MEMBER FDIC 25

Performance

S&T Bancorp Inc.

Performance Summary

	1Q 2020	2019	2019 Excludes Merger Exp[2]	2018	2017	2017 Excludes DTA[3]	2016
Net Income (in thousands)	$13,231	$98,234	*$107,478*	$105,334	$72,968	*$86,401*	$71,392
Diluted Earnings per Share	$0.34	$2.82	*$3.09*	$3.01	$2.09	*$2.47*	$2.05
Dividends Declared per Share	$0.28	$1.09		$0.99	$0.82		$0.77
Total Assets (in millions)	$9,005	$8,765		$7,252	$7,060		$6,943
Total Loans (in millions)	$7,254	$7,142		$5,949	$5,766		$5,615
Total Deposits (in millions)	$7,058	$7,037		$5,674	$5,428		$5,272
Return on Average Assets[4]	0.61%	1.32%	*1.45%*	1.50%	1.03%	*1.22%*	1.08%
Return on Average Equity[4]	4.47%	9.98%	*10.92%*	11.60%	8.37%	*9.90%*	8.67%
Return on Tangible Equity[1][4]	6.82%	14.41%	*15.76%*	17.14%	12.77%	*15.08%*	13.71%
Net Interest Margin (FTE)[1][4]	3.53%	3.64%		3.64%	3.56%		3.47%
Nonperforming Assets/Loans+OREO	1.06%	0.81%		0.83%	0.42%		0.77%
Allowance for Credit Losses/Total Portfolio	1.34%	0.87%		1.03%	0.98%		0.94%
Net Loan Charge-offs/Average Loans[4]	0.63%	0.22%		0.18%	0.18%		0.25%
Risk Based Capital-Total	12.73%	13.22%		13.21%	12.55%		11.86%
Tangible Shareholder Equity/Tangible Assets[1]	9.21%	9.68%		9.28%	8.72%		8.23%

[1] Refer to appendix for reconciliation of non-GAAP financial measures.
[2] These are non-GAAP numbers that adjust for $11.4 million of merger related expenses in 2019. Refer to appendix for reconciliation of these non-GAAP financial measures.
[3] These are non-GAAP numbers that adjust for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017. Refer to appendix for reconciliation of non-GAAP financial measures.
[4] Quarterly metrics on an annualized basis.

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Financial Data

S&T Bancorp Inc.

Income Statement

	1Q 2020	2019	2018	2017	2017 Excludes DTA[1]	2016
Net Interest Income	$70,036	$246,791	$234,438	$225,733		$203,259
Noninterest Income	12,403	52,558	49,181	55,462		54,635
Total Revenue	**82,439**	**299,349**	**283,619**	**281,195**		**257,894**
Noninterest Expense	44,049	155,766	145,445	147,907		143,232
Merger Expenses	2,342	11,350	—	—		—
Provision for Credit Losses [2]	20,050	14,873	14,995	13,883		17,965
Net Income Before Taxes	**15,998**	**117,360**	**123,179**	**119,405**		**96,697**
Taxes	2,767	19,126	17,845	46,437	*$33,004*	25,305
Net Income	**$13,231**	**$98,234**	**$105,334**	**$72,968**	***$86,401***	**$71,392**
Diluted Earnings per Share	$0.34	$2.82	$3.01	$2.09	*$2.47*	$2.05

Balance Sheet

	1Q 2020	2019	2018	2017	2016
Securities	$799,532	$784,283	$684,872	$698,291	$693,487
Interest-bearing Balances	113,505	124,491	82,740	61,965	87,201
Loans, Net	7,157,204	7,080,184	5,888,023	5,709,544	5,562,437
Other	935,255	775,691	596,586	590,455	599,928
Total Assets	**$9,005,496**	**$8,764,649**	**$7,252,221**	**$7,060,255**	**$6,943,053**
Deposits	$7,057,879	$7,036,576	$5,673,922	$5,427,891	$5,272,377
Borrowings	594,102	416,352	604,316	683,081	771,164
Other Liabilities	177,264	119,723	38,222	65,252	57,556
Equity	1,176,251	1,191,998	935,761	884,031	841,956
Total Liabilities & Equity	**$9,005,496**	**$8,764,649**	**$7,252,221**	**$7,060,255**	**$6,943,053**

Dollars in thousands, except per share data

[1] These are non-GAAP numbers that adjust for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in 2017. Refer to appendix for reconciliation of non-GAAP financial measures.

[2] Upon adoption of CECL on January 1, 2020, provision for credit losses has been modified to also include amounts related to unfunded loan commitments.

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Financial Data

S&T Bancorp Inc.

Net Interest Margin

	1Q 2020	2019	2018	2017	2016
Securities - FTE	2.54%	2.64%	2.62%	2.48%	2.41%
Loans - FTE	4.64%	4.95%	4.72%	4.32%	4.08%
Total Interest-earning Assets - FTE	4.40%	4.71%	4.48%	4.09%	3.87%
Deposits	1.15%	1.40%	1.01%	0.62%	0.51%
Borrowings	2.06%	2.76%	2.19%	1.27%	0.86%
Total Costing Liabilities	1.22%	1.51%	1.18%	0.72%	0.55%
Net Interest Margin – FTE[1]	3.53%	3.64%	3.64%	3.56%	3.47%
Purchase Accounting NIM – FTE[1]	3.47%	3.62%	3.62%	3.53%	3.41%

Loan Portfolio

Dollars in thousands	1Q 2020	2019	2018	2017	2016
Commercial					
Commercial Real Estate	$3,442,495	$3,416,518	$2,921,832	$2,685,994	$2,498,476
Commercial & Industrial	1,781,402	1,720,833	1,493,416	1,433,266	1,401,035
Construction	396,518	375,445	257,197	384,334	455,884
Total Commercial	**5,620,415**	**5,512,796**	**4,672,445**	**4,503,594**	**4,355,395**
Consumer					
Residential Mortgage	988,816	998,585	726,679	698,774	701,982
Home Equity	544,405	538,348	471,562	487,326	482,284
Installment and Other Consumer	79,887	79,033	67,546	67,204	65,852
Construction	13,222	8,390	8,416	4,551	5,906
Total Consumer	**1,626,330**	**1,624,356**	**1,274,203**	**1,257,855**	**1,256,024**
Total Portfolio Loans	**7,246,745**	**7,137,152**	**5,946,648**	**5,761,449**	**5,611,419**
Allowance for credit losses	96,850	5,256	2,371	4,485	3,793
Total Loans	**$7,149,895**	**$7,142,408**	**$5,949,019**	**$5,765,934**	**$5,615,212**

Asset Quality

Dollars in thousands	1Q 2020	2019	2018	2017	2016
Total Nonperforming Loans	$73,797	$54,057	$46,073	$23,938	$42,635
Nonperforming Loans/ Total Loans	1.02%	0.76%	0.77%	0.42%	0.76%
Nonperforming Assets/ Total Loans + OREO	1.06%	0.81%	0.83%	0.42%	0.77%
Net Charge-offs (Recoveries)[2]/Average Loans	0.63%	0.22%	0.18%	0.18%	0.25%
Allowance for Credit Losses/Total Portfolio Loans	1.34%	0.87%	1.03%	0.98%	0.94%
Allowance for Credit Losses/Nonperforming Loans	131%	115%	132%	236%	124%

Capital

	1Q 2020	2019	2018	2017	2016
Tier 1 Leverage	10.03%	10.29%	10.05%	9.17%	8.98%
Common Tier 1 – Risk-Based Capital	10.93%	11.43%	11.38%	10.71%	10.04%
Tier 1 – Risk-Based Capital	11.32%	11.84%	11.72%	11.06%	10.39%
Total – Risk-Based Capital	12.73%	13.22%	13.21%	12.55%	11.86%
Tangible Common Equity/ Tangible Assets[1]	9.21%	9.68%	9.28%	8.72%	8.23%

[1] Refer to appendix for reconciliation of non-GAAP financial measures.

[2] Quarterly metrics on an annualized basis

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Appendix

S&T Bancorp Inc.

APPENDIX – Non-GAAP Measures

Tangible Shareholders' Equity/Tangible Assets (Non-GAAP)

	1Q 2020	2019	2018	2017	2016
Total Shareholders' Equity (GAAP basis)	$1,176,251	$1,191,998	$935,761	$884,031	$841,956
Less: goodwill and other intangible assets	(384,557)	(382,540)	(290,047)	(295,347)	(296,580)
Tax effect of other intangible assets	2,160	2,293	546	1,287	1,719
Tangible shareholders' equity (non-GAAP)	**793,854**	**811,751**	**646,260**	**589,971**	**547,095**
Total assets (GAAP basis)	9,005,496	8,764,649	7,252,221	7,060,255	6,943,053
Less: goodwill and other intangible assets	(384,557)	(382,540)	(290,047)	(295,347)	(296,580)
Tax effect of other intangible assets	2,160	2,293	546	1,287	1,719
Tangible assets (non-GAAP)	**$8,623,100**	**$8,384,402**	**$6,962,720**	**$6,766,195**	**$6,648,192**
Tangible shareholders' equity/tangible assets (non-GAAP)	**9.21%**	**9.68%**	**9.28%**	**8.72%**	**8.23%**

Return on Average Tangible Shareholders' Equity (Non-GAAP)

	1Q 2020	2019	2018	2017	2016
Net Income [1]	$53,216	$98,234	$105,334	$72,968	$71,392
Plus: amortization of intangibles [1]	2,542	836	861	1,233	1,615
Tax effect of amortization of intangibles [1]	(534)	(176)	(181)	(432)	(565)
Net income before amortization of intangibles [1]	**55,224**	**98,894**	**106,014**	**73,769**	**72,442**
Total average shareholders' equity (GAAP Basis)	1,189,575	983,908	908,355	872,130	823,607
Less: average goodwill and other intangible assets	(382,025)	(298,228)	(290,380)	(295,937)	(297,377)
Tax effect of other intangible assets	2,235	639	614	1,493	1,992
Tangible average shareholders' equity (non-GAAP)	**$809,785**	**$686,319**	**$618,589**	**$577,686**	**$528,222**
Return on average tangible shareholders' equity (non-GAAP)	**6.82%**	**14.41%**	**17.14%**	**12.77%**	**13.71%**

[1] Quarterly metrics on an annualized basis

Net Interest Margin Rate (FTE) (Non-GAAP)

	1Q 2020	2019	2018	2017	2016
Total interest income	$87,589	$320,484	$289,826	$260,642	$227,774
Less: interest expense	(17,553)	(73,693)	(55,388)	(34,909)	(24,515)
Net interest income per consolidated statements of net income	70,036	246,791	234,438	225,733	203,259
Plus: taxable equivalent adjustment	849	3,757	3,804	7,493	7,043
Net interest income (FTE) (non-GAAP)	**70,885**	**250,548**	**238,242**	**233,226**	**210,302**
Purchase accounting adjustment	(1,125)	(1,048)	(1,242)	(1,839)	(2,952)
Purchase accounting net interest income (FTE) (non-GAAP)	**$69,760**	**$249,500**	**$237,000**	**$231,387**	**$207,350**
Average interest earning assets	**$8,079,944**	**$6,885,372**	**$6,549,679**	**$6,549,821**	**$6,067,151**
Net Interest Margin	**3.48%**	**3.58%**	**3.58%**	**3.45%**	**3.35%**
Adjustment to FTE Basis	**4.00%**	**0.06%**	**0.06%**	**0.11%**	**0.12%**
Net Interest Margin (FTE) (non-GAAP)	**3.53%**	**3.64%**	**3.64%**	**3.56%**	**3.47%**
Purchase accounting adjustment	**-6.00%**	**-0.02%**	**-0.02%**	**-0.03%**	**-0.06%**
Purchase accounting NIM – FTE (non-GAAP)	**3.47%**	**3.62%**	**3.62%**	**3.53%**	**3.41%**

Efficiency Ratio (YTD)(Non-GAAP)

Efficiency ratio (YTD)(non-GAAP)	1Q 2020	2019	2018	2017	2016
Noninterest expense	$46,391	$167,116	145,445	$147,907	$143,232
Less: merger related expenses	(2,342)	(11,350)	—	—	—
Noninterest income excluding nonrecurring items	**$44,049**	**$155,766**	**$145,445**	**$147,907**	**$143,232**
Net interest income	7,036	246,791	234,438	225,733	203,259
Plus: taxable equivalent adjustment	849	3,757	3,804	7,493	7,043
Net interest income (FTE) (non-GAAP)	**70,885**	**250,548**	**238,242**	**233,226**	**210,302**
Noninterest income	12,403	52,558	49,181	55,462	54,635
Less: securities (gains) losses, net		26	—	(3,000)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	**$83,288**	**$303,132**	**$287,423**	**$285,688**	**$264,937**
Efficiency ratio (YTD)(non-GAAP)	**52.89%**	**51.39%**	**50.60%**	**51.77%**	**54.06%**

MEMBER FDIC 29

Appendix APPENDIX – Non-GAAP Measures Return on Average Equity Return on Tangible Shareholders' Equity Return on Average Equity Return on Tangible Shareholders' Equity 1Q 2020 1Q 2020 2019 2019 Net Income $13,231 Net Income (1) $53,215 Net Income $98,234 Net Income $98,234 Adjust for merger related expenses 2,342 Adjust for merger related expenses (1) 9,419 Adjust for merger related expenses 11,350 Adjust for merger related expenses 11,350 Tax effect of merger related expenses (405) Tax effect of merger related expenses (1) (1,629) Tax effect of merger related expenses (2,106) Tax effect of merger related expenses (2,106) Adjusted net income (non-GAAP) 15,168 Adjusted net income (non-GAAP) (1) 61,005 Adjusted net income (non-GAAP) 107,478 Adjusted net income (non-GAAP) 107,478 Average shareholders' equity 1,189,575 Plus: amortization of intangibles (1) 2,542 Average shareholders' equity 983,908 Plus: amortization of intangibles 836 Average shareholders' equity 1,189,575 Tax effect of amortization of intangibles (1) (440) Average shareholders' equity 983,908 Tax effect of amortization of intangibles (176) Adjusted net income before amortization of Adjusted net income before amortization of Return on average equity (non-GAAP) 5.13 % intangibles 63,107 Return on average equity (non-GAAP) 10.92 % intangibles 108,138 Average total shareholders' equity 1,189,575 Average total shareholders' equity 983,908 Less: average goodwill and other intangible Less: average goodwill and other intangible assets (382,025) assets (298,228) Return on Average Assets Tax effect of average goodwill and other Return on Average Assets Tax effect of average goodwill and other intangible assets 2,235 intangible assets 639 1Q 2020 Average tangible equity (non-GAAP) $809,785 2019 Average tangible equity (non-GAAP) $686,319 Net Income $13,231 Return on average tangible equity (non-GAAP) 7.79 % Net Income $98,234 Return on average tangible equity (non-GAAP) 15.76 % Adjust for merger related expenses 2,342 Adjust for merger related expenses 11,350 Tax effect of merger related expenses (405) Net Income and Diluted Earnings Per Share Tax effect of merger related expenses (2,106) Net Income and Diluted Earnings Per Share Adjusted net income (non-GAAP) 15,168 1Q 2020 Adjusted net income (non-GAAP) 107,478 2019 Average assets $8,767,326 Net Income $13,231 Average assets $7,435,536 Net Income $98,234 Average assets (non-GAAP) 8,767,326 Adjust for merger related expenses 2,342 Average assets (non-GAAP) 7,435,536 Adjust for merger related expenses 11,350 Return on average assets (non-GAAP) 0.70 % Tax effect of merger related expenses (405) Return on average assets (non-GAAP) 1.45 % Tax effect of merger related expenses (2,106) Adjusted net income (non-GAAP) 15,168 Adjusted net income (non-GAAP) 107,478 Noninterest expense (non-GAAP)/ Noninterest expense (non-GAAP)/ Average Assets 1Q 2020 Average shares outstanding - diluted 39,326 Average Assets 2019 Average shares outstanding - diluted 34,679 Noninterest expense (1) $186,584 Diluted earnings per share (non-GAAP) $0.39 Noninterest expense $167,116 Diluted earnings per share (non-GAAP) $3.09 Less: merger related expenses (1) (9,419) Less: merger related expenses (11,350) Noninterest income excluding Noninterest income excluding nonrecurring items (1) $177,165 nonrecurring items $155,766 Average assets $8,767,326 Average assets $7,435,536 2.02% 2.09% (1) Quarterly metrics on an annualized basis MEMBER FDIC 30

Appendix APPENDIX – Non-GAAP Measures Return on Average Equity Return on Tangible Shareholders' Equity 2017 2017 Net Income $72,968 Net Income $72,968 Plus: DTA re-measurement 13,433 Plus: DTA re-measurement 13,433 Adjusted net income (non-GAAP) 86,401 Adjusted net income (non-GAAP) 86,401 Average assets 872,130 Plus: amortization of intangibles 1,233 Plus: DTA re-measurement 589 Tax effect of amortization of intangibles (432) Adjusted net income before amortization of Average assets (non-GAAP) 872,719 intangibles 87,202 Return on average equity (non-GAAP) 9.90% Average total shareholders' equity 872,130 Plus: DTA re-measurement 589 Less: average goodwill and other intangible assets (295,937) Return on Average Assets Tax effect of average goodwill and other intangible assets 1,493 2017 Average tangible equity (non-GAAP) $578,275 Net Income $72,968 Return on average tangible equity (non-GAAP) 15.08% Plus: DTA re-measurement 13,433 Adjusted net income (non-GAAP) 86,401 Net Income and Diluted Earnings Per Share 2017 Average assets $7,060,232 Net Income $72,968 Plus: DTA re-measurement 589 Plus: DTA re-measurement 13,433 Average assets (non-GAAP) 7,060,821 Adjusted net income (non-GAAP) 86,401 Return on average assets (non-GAAP) 1.22% Average shares outstanding - diluted 34,955 Diluted earnings per share (non-GAAP) $2.47 MEMBER FDIC 31

First Quarter 2020 MEMBERMEMBER FDIC FDIC